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                                                                     EXHIBIT 2.1

                            STOCK EXCHANGE AGREEMENT

         This Agreement (the "Agreement"), dated as of September 26, 1997, among Plastic Pallet Production, Inc., a Florida corporation (the "Corporation"), the shareholders of the Corporation listed on the signature pages of this Agreement (collectively referred to herein as the "Sellers"), and Cabec Energy Corp., a Delaware corporation (the "Purchaser").

                                   WITNESSETH

         WHEREAS, Sellers hold all of the issued and outstanding shares of the capital stock of the Corporation (the "Stock") and desire to sell, and Purchaser desires to purchase the Stock; and

         WHEREAS, the Corporation desires to join in the execution of this Agreement for the purpose of evidencing its consent to the consummation of the foregoing transaction and for the purpose of making certain representations and warranties to and covenants and agreements with Purchaser; and

         WHEREAS, it is the intent of the Purchase and the Sellers that this transaction qualify as a tax free reorganization pursuant to Section 368(a)(1)(B) of the Internal Revenue Code.

         NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants herein contained, and on the terms and subject to the conditions herein set forth, the parties hereto hereby agree as follows:


                                    ARTICLE I

                         PURCHASE AND SALE; CLOSING DATE

SECTION 1.01. PURCHASE AND SALE OF STOCK. Subject to and upon the terms and conditions contained herein, at the Closing, Sellers shall sell, transfer, assign, convey and deliver to


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Purchaser, free and clear of all adverse claims, security interests, liens, claims and encumbrances and Purchaser shall purchase, accept and acquire from Sellers, the Stock.

SECTION 1.02. PURCHASE PRICE AND PAYMENT. In consideration of the sale of the Stock to Purchaser, Purchaser shall deliver to the Sellers at the Closing an aggregate of 94,320,000 shares (the "Purchaser Shares") of Common Stock, $0.10 par value per share, of Purchaser ("Purchaser Common Stock"). Each of the Sellers, his assigns or designees shall receive the number of Purchaser Shares as listed opposite his name on Schedule 1.02.

SECTION 1.03. CLOSING. The exchange of shares contemplated herein (the "Closing") shall take place at the offices of the Corporation on September 30, 1997, or at such other time or place as may be mutually agreed upon by the parties. The date on which the Closing occurs shall be referred to herein as the "Closing Date".

                                  ARTICLE II

          REPRESENTATIONS AND WARRANTIES OF THE CORPORATION AND SELLERS

         The Corporation and Sellers jointly and severally represent and warrant that the following are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date:

SECTION 2.01. OWNERSHIP OF STOCK. Sellers own, beneficially and of record, good and marketable title to the Stock, which constitutes all of the issued and outstanding capital stock of the Corporation. At the Closing, Sellers will convey to Purchaser good and marketable title to all of the issued and outstanding capital stock of the Corporation, free and clear of all adverse claims, security interests, liens, claims and encumbrances.


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SECTION 2.02. ORGANIZATION AND GOOD STANDING QUALIFICATION. The Corporation is a
corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, with all requisite corporate power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Corporation is duly qualified and licensed to do business and is in good standing in all jurisdictions where the nature of its business makes such qualification necessary.

SECTION 2.03. CAPITALIZATION. The authorized capital stock of the Corporation consists of 2,000,000 shares of common stock, par value $0.02 per share, of which 2,000,000 shares are issued and outstanding. All of the issued and outstanding shares of capital stock of the Corporation are duly authorized, validly issued, fully paid and nonassessable. There exists no options, warrants, subscriptions or other rights to purchase, or securities convertible into or exchangeable for, the capital stock of the Corporation. No shares of capital stock of the Corporation have been issued or disposed of in violation of the preemptive rights of any of the Corporation's shareholders. All accrued dividends on the capital stock of the Corporation, whether or not declared, have been paid in full.

SECTION 2.04. CORPORATE RECORDS. The copies of the Articles of Incorporation and all amendments thereto and the Bylaws of the Corporation that have been delivered or made available to Purchaser are true, correct and complete copies thereof, as in effect on the date hereof. The minute books of the Corporation, copies of which have been delivered or made available to Purchaser, contain accurate minutes of all meetings of, and accurate consents to all


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actions taken without meetings by, the Board of Directors (and any committees thereof) and the shareholders of the Corporation since the formation of the Corporation.

SECTION 2.05. AUTHORIZATION AND VALIDITY. The execution, delivery and performance by the Corporation of this Agreement and any other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by the Corporation and Sellers. This Agreement and any other agreement contemplated hereby have been or will be as of the Closing Date duly executed and delivered by the Corporation and Sellers and constitutes or will constitute legal, valid and binding obligations of the Corporation and Sellers, enforceable against the Corporation and Sellers in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies. The sale of the Stock by Sellers to Purchaser will not impair the ability or authority of the Corporation to carry on its business as now conducted in any respect.

SECTION 2.06. SUBSIDIARIES. The Corporation does not own, directly or indirectly, any interest in the capital stock of any other corporation or any equity, profit sharing, participation or other interest in any corporation, partnership, joint venture or other entity except as set forth on Schedule 2.06 hereto. All references herein to the Corporation shall include its subsidiaries listed on Schedule 2.06.

SECTION 2.07. NO VIOLATION. Neither the execution, delivery or performance of this Agreement or any other agreement contemplated hereby nor the consummation of the transactions contemplated hereby or thereby will (i) conflict with, or result in a violation or breach of the


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terms, conditions or provisions of, or constitute a default under, the
Articles of Incorporation or Bylaws of the Corporation or any agreement, indenture or other instrument under which the Corporation is bound or to which the stock or any of its assets of the Corporation are subject, or result in the creation or imposition of any security interest, lien, charge or encumbrance upon the Stock or any of the assets of the Corporation, or
(ii) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Corporation, the Stock or the assets of the Corporation. To the best of the Corporation's knowledge, the Corporation has complied with all laws, regulations and licensing requirements and has filed with the proper authorities all necessary statements and reports.

SECTION 2.08. CONSENTS. No authorization, consent, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person, or entity is required to authorize, or is required in connection with, the execution, delivery or performance of this Agreement or the other agreements contemplated hereby on the part of the Corporation or Sellers.

SECTION 2.09. INVESTMENT INTENT. The Sellers are acquiring the Purchaser Shares for their own respective accounts for investment and not with a view to, or for sale or other disposition in connection with, any distribution of all or any part thereof, except (i) in an offering covered by a registration statement filed with the Securities and Exchange Commission under the Securities Act covering the Purchaser Shares, or (ii) pursuant to an applicable exemption under the Securities Act. In acquiring the Purchaser Shares, the Sellers are not offering or selling, and will not offer or sell, for Purchaser in connection with any distribution of the Purchaser Shares, and


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the Sellers do not and will not have a participation in any such underwriting of such an undertaking except in compliance with applicable federal and state securities laws.

SECTION 2.10. DISCLOSURE OF INFORMATION. The Sellers acknowledge that they or their representatives have been furnished with substantially the same kind of information regarding Purchaser and its business, assets, results of operations, and financial condition as set forth in a prospectus meeting the statutory requirements of the Securities Act for use in connection with a public sale of the Purchaser Shares. The Sellers further represent that they have had an opportunity to ask questions of and receive answers from Purchaser regarding Purchaser and its business, assets, results of operation, and financial condition and the terms and conditions of the issuance of the Purchaser Shares. The foregoing, however, does not limit or modify the representations and warranties of Purchaser in Article III, does not limit the rights of the Sellers prior to and in anticipation of any issuance of the Purchasers Shares pursuant hereto, and does not limit the disclosure requirements of applicable federal and state securities laws. Sellers acknowledge that Purchaser and its representatives have provided all of the information and documentation concerning Purchaser, its business, operations, management, financial statements and prospects and the Purchaser Shares requested by Sellers and are fully satisfied with such information and documentation. Further, Sellers acknowledge that Purchaser's financial statements provided to Sellers (as indicated in Section 3.08 below) are all unaudited, in-house financial statements. Further, Sellers acknowledge that the Purchaser does not and is not required to file periodic reports with the US Securities and Exchange Commission.

SECTION 2.11. FINANCIAL STATEMENTS. On or before Closing the Sellers will have furnished to the Purchaser the Corporation's unaudited consolidated balance sheet and related unaudited

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consolidated statements of income, retained earnings and cash flows for the period from inception to a date immediately prior to the Closing Date, including the notes thereto (collectively, the "Corporation Financial Statement"). The Corporation Financial Statements will be true, correct and complete, in accordance with the books and records of the Corporation, will fairly present the financial condition and results of operations of the Corporation as of the dates and for the periods indicated and will have been prepared in conformity with generally accepted accounting principles applied on a consistent basis with prior periods.

SECTION 2.12. LIABILITIES AND OBLIGATIONS. The Corporation Financial Statements reflect all of the liabilities of the Corporation, accrued, contingent or otherwise (known or unknown and asserted or unasserted), arising out of transactions effected or events occurring on or prior to the date hereof. All reserves, if any, shown in the Corporation Financial Statements are appropriate, reasonable and sufficient to provide for losses thereby contemplated. Except as set forth in the Corporation Financial Statements, the Corporation is not liable upon or with respect to, or obligated in any other way to provide funds in respect of or to guarantee or assume in any manner, any debt, obligation or dividend of any person, corporation, partnership, joint venture or other entity, and the Sellers do not know of any basis for the assertion of any other claims or liabilities of any nature or in any amount.

SECTION 2.13. ADVERSE AGREEMENTS. The Corporation is not a party to any agreement or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, rule or regulation that materially and adversely affects, or so far as the Corporation and Sellers can now foresee, may in the future materially and adversely affect, the


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condition (financial or otherwise), operations, assets, liabilities, business or prospects of the Corporation.

SECTION 2.14. ABSENCE OF CERTAIN CHANGES. Since the inception of the Corporation, (i) there has not been any material adverse change in the business, assets, results of operations, or financial condition of the Corporation; (ii) the business of the Corporation has been conducted only in the ordinary course consistent with past practice, (iii) the Corporation has not incurred any material liability, engaged in any material transaction, or entered into any material agreement outside the ordinary course of business consistent with past practice; and (iv) the Corporation has not suffered any material loss, damage, destruction, or other casualty to any of its assets (whether or not covered by insurance).

SECTION 2.15. INVESTMENT EXPERIENCE. The Sellers acknowledge that they are able to fend for themselves, can bear the economic risk of their investment in the Purchaser Shares, including a total loss of their investment, and have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of an investment in the Purchaser Shares. The Sellers represent that they have not been organized for the purpose of acquiring the Purchaser Shares.

SECTION 2.16. RESTRICTED SECURITIES. The Sellers understand that the Purchaser Shares will not have been registered pursuant to the Securities Act or any applicable state securities laws, that the Purchaser Shares will be characterized as "restricted securities" under federal securities laws, and that under such laws and applicable regulations the Purchaser Shares cannot be sold, pledged, hypothecated or otherwise disposed of without registration under the Securities Act or


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an exemption therefrom. In this connection, the Sellers represent that they are familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understand the resale limitations imposed thereby and by the Securities Act. Stop transfer instructions may be issued to the transfer agent for securities of the Purchaser (or a notation may be made in the appropriate records of Purchaser) in connection with the Purchaser Shares.

SECTION 2.17. LEGEND. It is agreed and understood by the Sellers that the certificates representing the Purchaser Shares shall each conspicuously set forth on the face or back thereof a legend in substantially the following form:

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


SECTION 2.18. BROKER'S FEE. Neither the Corporation nor the Sellers has incurred any obligation for any finder's, broker's or agent's fee in connection with the transactions contemplated hereby, except as set forth in Schedule 2.18.

SECTION 2.19. ACCURACY OF INFORMATION FURNISHED. All information furnished to Purchaser by the Corporation or the Sellers hereby or in connection with the transactions contemplated hereby is true, correct and complete in all respects. Such information states all facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, true, correct and complete.


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SECTION 2.20. PATENTS. The Corporation owns all of the rights and titles to and interests in, free and clear of all liens and encumbrances, the United States Patents listed and described on Schedule 2.20 hereto.

SECTION 2.21. REPRESENTATIONS AND WARRANTIES ON CLOSING DATE. The representations and warranties made in this Article II will be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

SECTION 3.01. ORGANIZATION AND GOOD STANDING. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, with all requisite corporate power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

SECTION 3.02. CAPITALIZATION. The authorized capital stock of the Purchaser will consist on the Closing Date of (i) 200,000,000 shares of common stock, $0.10 par value per share, of which 26,590,000 shares will be issued and outstanding (the "Outstanding Purchaser Stock") and (ii) 20,000,000 shares of preferred stock, par value $0.0001 per share of which not more than 4,410,000 shares will be issued and outstanding. All of the issued and outstanding shares of capital stock of the Purchaser are duly authorized, validly issued, fully paid and nonassessable. Except as set forth above and as referenced in Section 5.01(c), there exists no other options,


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warrants, subscriptions or other rights to purchase, or securities convertible into or exchangeable for, the capital stock of the Purchaser. The Purchaser is not a party to or bound by, nor does it have any knowledge of, any agreement, instrument, arrangement, contract, obligation, commitment or understanding of any character, whether written or oral, express or implied, related to the sale, assignment, encumbrance, conveyance, transfer or delivery of any capital stock of the Purchaser. No shares of capital stock of the Purchaser have been issued or disposed of in violation of the preemptive rights of any of the Purchaser's shareholders.

SECTION 3.03. CORPORATE RECORDS. The copies of the Articles of Incorporation and all amendments thereto and the Bylaws of the Purchaser that have been delivered or made available to Sellers are true, correct and complete copies thereof, as in effect on the date hereof. The minute books of the Purchaser, copies of which have been delivered or made available to Sellers, contain accurate minutes of all meetings of, and accurate consents to all actions taken without meetings by, the Board of Directors (and any committees thereof) and the shareholders of the Purchaser since the formation of the Purchaser.

SECTION 3.04. AUTHORIZATION AND VALIDITY. The execution, delivery and performance by the Purchaser of this Agreement and the other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by the Purchaser. This Agreement and each other agreement contemplated hereby have been or will be as of the Closing Date duly executed and delivered by the Purchaser and constitute or will constitute legal, valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally, or the availability of


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equitable remedies. The sale of the Purchaser Shares by Purchaser will not impair the ability or authority of the Purchaser to carry on its business as now conducted in any respect.

SECTION 3.05. SUBSIDIARIES. The Purchaser does not own, directly or indirectly, any interest in the capital stock of any other corporation or an equity, profit sharing, participation or other interest in any corporation, partnership or joint venture or other entity except as listed on Schedule 3.05 hereto. All references herein to the Purchaser shall include its subsidiaries listed on
Schedule 3.05 (the "Purchaser Subsidiaries").

SECTION 3.06. NO VIOLATION. Neither the execution, delivery or performance of this Agreement or the other agreements contemplated hereby nor the consummation of the transactions contemplated hereby or thereby will (i) conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under, the Articles of Incorporation or Bylaws of the Purchaser or any agreement, indenture or other instrument under which the Purchaser is bound or to which the stock or any of its assets of the Purchaser are subject, or result in the creation or imposition of any security interest, lien, charge or encumbrance upon the Purchaser Common Stock or any of the assets of the Purchaser, or (ii) violate or conflict with any judgment, decree, order, statute, rule or regulation or any court or public, governmental or regulatory agency or body having jurisdiction over the Purchaser, the Purchaser Common Stock or the assets of the Purchaser. To the best of Purchaser's knowledge, the Purchaser has complied with all laws, regulations and licensing requirements and has filed with the proper authorities all necessary statements and reports.


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SECTION 3.07. CONSENTS. No authorization, consent, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery or performance of this Agreement or the other agreements contemplated hereby on the part of the Purchaser.

SECTION 3.08. DISCLOSURE OF INFORMATION. The Purchaser acknowledges that it or its representatives have been furnished with substantially the same kind of information regarding the Corporation and its business, assets, results of operations, and financial condition as set forth in a prospectus meeting the statutory requirements of the Securities Act for use in connection with a public sale of the Stock. The Purchaser further represents that it has had an opportunity to ask questions of and receive answers from the Corporation and the Sellers regarding the Corporation and its business, assets, results of operation, and financial condition and the terms and conditions of the exchange of the Stock. The foregoing, however, does not limit or modify the representations and warranties of the Corporation and Sellers in Article II, does not limit the right of Purchaser prior to and in anticipation of any issuance of the Stock pursuant hereto, and does not limit the disclosure requirements of applicable federal and state securities laws. Purchaser acknowledges that Sellers and the Corporation have provided all of the information and documentation concerning the Corporation, its businesses, operations, management, financial statements and prospects and the Stock requested by Purchaser and is fully satisfied with such information and documentation. Further, Purchaser acknowledges that the Corporation's financial statements provided to Purchaser (as indicated in Section 2.11 above) are all unaudited, in-house financial statements.


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SECTION 3.09. FINANCIAL STATEMENTS. On or before Closing, the Purchaser will have furnished to the Corporation and the Sellers the unaudited consolidated balance sheet and related unaudited consolidated statements of income, retained earnings and cash flows for the twelve-month period ending May 31, 1996, including the notes thereto and the Purchaser's 1996 federal income tax return (collectively, the "Purchaser Financial Statements"). The Purchaser Financial Statements are true, correct and complete, are in accordance with the books and records of the Purchaser, fairly present the financial condition and results of operations of the Purchaser as of the dates and for the periods indicated and have been prepared in conformity with generally accepted accounting principals applied on a consistent basis with prior

SECTION 3.10. LIABILITIES AND OBLIGATIONS. The Purchaser Financial Statements reflect all of the liabilities of Purchaser, accrued, contingent or otherwise (known or unknown and asserted or unasserted), arising out of transactions effected or events occurring on or prior to the date hereof. All reserves, if any, shown in the Purchaser Financial Statements are appropriate, reasonable and sufficient to provide for losses thereby contemplated. Except as set forth in the Purchaser Financial Statements, the Purchaser is not liable upon or with respect to, or obligated in any other way to provide funds in respect of or to guarantee or assume in any manner, any debt, obligation or dividend of any person, corporation, partnership, joint venture or other entity, and the Purchaser does not know of any basis for the assertion of any other claims or liabilities of any nature or in any amount.

SECTION 3.11. ADVERSE AGREEMENT. The Purchaser is not a party to any agreement or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, rule or regulation that materially and adversely affects, or so far as the Purchaser can now


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foresee, may in the future materially and adversely affect, the condition
(financial or otherwise), operations, assets, liabilities, business or prospects of the Purchaser.

SECTION 3.12. ABSENCE OF CERTAIN CHANGES. Since May 31, 1997, (i) there has not been any material adverse change in the business, assets, results of operations, or financial condition of the Purchaser; (ii) the business of the Purchaser has been conducted only in the ordinary course consistent with past practice; (iii) the Purchaser has not incurred any material liability, engaged in any material transaction, or entered into any material agreement outside the ordinary course of business consistent with past practice; and (iv) the Purchaser has not suffered any material loss, damage, destruction, or other casualty to any of its assets (whether or not covered by insurance).

SECTION 3.13. BROKER'S FEE. The Purchaser has not incurred any obligation for any finder's, broker's or agent's fee in connection with the transactions contemplated hereby, except as set forth in Schedule 3.13.

SECTION 3.14. ACCURACY OF INFORMATION FURNISHED. All information furnished to the Corporation or the Sellers by Purchaser hereby or in connection with the transactions contemplated hereby is true, correct and complete in all respects. Such information states all facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, true correct and complete.

SECTION 3.15. REPRESENTATIONS AND WARRANTIES ON CLOSING DATE. The representations and warranties made in this Article III will be true and correct in all material respects on and as of the


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Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date.

                                   ARTICLE IV

                              COVENANTS OF SELLERS

SECTION 4.01.     COVENANTS.

         A. Sellers each acknowledge and agree that on or after the Closing Date, the capital stock or assets of the Purchaser subsidiaries will be spun off or sold and the proceeds distributed to the shareholders of record of the Outstanding Purchaser Stock other than the Seller and not to the Sellers (or their permitted assigns) with respect to the Purchaser Shares, and Sellers further agree to authorize and consent to such transactions.

         B. Sellers each agree not to interfere with or exercise, directly or indirectly, control of the Purchaser subsidiaries or to remove, change, or add to the respective boards of directors, officers or management of the Purchaser subsidiaries at any time on or after the Closing Date.

         C. In further consideration of their acquisition of the Purchaser Shares provided for by this Agreement, Sellers will contribute to the capital of the Corporation the sum of US $150,000 on or before the execution of this Agreement and an additional $100,000 on each of January 1, February 1, March 1, 1998, to fund cash flow and other requirements of the Corporation.


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                                    ARTICLE V

                     CONDITIONS TO OBLIGATIONS OF PURCHASER

         All obligations of the Purchaser under this Agreement are subject to the fulfillment on or before the Closing Date, of each of the following conditions (any one or more of which may, in the absolute discretion of the Purchaser, be waived by Purchaser):

SECTION 5.01. DOCUMENTS DELIVERED TO PURCHASER. At the Closing, the following documents shall be delivered to Purchaser: (i) Certificates representing the Stock, duly endorsed or accompanied by duly executed stock powers; (ii) A certificate executed by each of the Sellers dated on or before the Closing Date, certifying in such detail as Purchaser may request that:

         (A) The representations and warranties of the Sellers contained in this Agreement are then true in all respects; and

         (B) Sellers have complied with all agreements and conditions required by this Agreement to be performed or complied with by it.

         (C) Purchaser shall have entered into Employment Agreements with Ralph Curton and Randall McCleskey, substantially in the form attached hereto as
Schedule 5.01(c).


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                                   ARTICLE VI

                    CONDITIONS TO THE OBLIGATIONS OF SELLERS

         All obligations of the Sellers under this Agreement are subject to the fulfillment on or before the Closing Date, of each of the following conditions (any one or more of which may, in the absolute discretion of the Sellers, be waived by Sellers):

SECTION 6.01 DOCUMENTS DELIVERED TO SELLERS. At the Closing, the following documents shall be delivered to Sellers: (i) Certificates representing the Purchaser Shares to be delivered pursuant to this Agreement with the certificates bearing the names of the Sellers; (ii) A certificate executed by the Purchaser dated the Closing Date, certifying in such detail as Sellers may request that:

         (A) The representations and warranties of the Purchaser contained in this Agreement are then true in all respects; and

         (B) Purchaser has complied with all agreements and conditions required by this Agreement to be performed or complied with by it.

                                   ARTICLE VII

                                 INDEMNIFICATION

SECTION 7.01. INDEMNIFICATION BY SELLERS. The Sellers hereby agree to indemnify and hold harmless Purchaser and its officers, directors and consultants and their successors and assigns for the full amount of all losses, claims, expenses or liabilities (including without limitation reasonable attorney's fees) arising from or relating to (i) any breach of the representations and


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warranties made by the Corporation and Sellers in this Agreement or (ii) any failure of Sellers duly to perform any covenant in this Agreement to be performed by Sellers.

SECTION 7.02. INDEMNIFICATION BY PURCHASER. Purchaser hereby agrees to indemnify and hold harmless the Sellers for the full amount of all losses, claims, expenses or liabilities (including without limitation reasonable attorneys' fee) arising from or relating to (i) any breach of the representations and warranties made by the Purchaser in this Agreement or (ii) any failure of Purchaser duly to perform any covenant in this Agreement to be performed by it.

                                  ARTICLE VIII

                                  MISCELLANEOUS

SECTION 8.01. AMENDMENT. This Agreement may be amended, modified, or supplemented only by an instrument in writing executed by all the parties hereto.

SECTION 8.02. ASSIGNMENT. Neither this Agreement nor any right created hereby or in any agreement entered into in connection with the transactions contemplated hereby shall be assignable by any party hereto.

SECTION 8.03. PARTIES IN INTEREST; NO THIRD PARTY BENEFICIARIES. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto. Neither this Agreement nor any other Agreement contemplated hereby shall be deemed to confer upon any person not a party hereto or thereto any rights or remedies hereunder or thereunder.


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SECTION 8.04. ENTIRE AGREEMENT. This Agreement and the agreements contemplated hereby constitute the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

SECTION 8.05. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance here from. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

SECTION 8.06. SURVIVAL OR REPRESENTATION, WARRANTIES AND COVENANTS. The representations, warranties and covenants contained herein shall survive the Closing and all statements contained in any certificate, exhibit or other instrument delivered by or on behalf of the Corporation, Sellers or Purchaser, as the case may be, and, notwithstanding any provision in this Agreement to the contrary, shall survive the Closing for a period of one year.

SECTION 8.07. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS


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(BUT NOT THE RULES GOVERNING CONFLICTS OF LAWS) OF THE STATE OF TEXAS.

SECTION 8.08. CAPTION. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

SECTION 8.09. GENDER AND NUMBER. When the context requires, the gender of all words used herein shall include the masculine, feminine and neuter and the number of all words shall include the singular and plural.

SECTION 8.10. REFERENCE TO AGREEMENT. Use of the words "herein", "hereof", "hereto" and the like in this Agreement shall be construed as references to this Agreement as a whole and not to any particular Article, Section or provision in this Agreement, unless otherwise noted.

SECTION 8.11. NOTICE. Any notice or communication hereunder or in any agreement entered into in connection with the transactions contemplated hereby must be in writing and given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person. Such notice shall be deemed received on the date on which it is hand delivered or on the third business day following the date on which it is to be mailed. For purposes of notice, the addresses of the parties shall be:

         If to Seller:              Michael John
                                    Plastic Pallet Production, Inc.
                                    1607 W. Commerce Street
                                    Dallas, Texas 75208


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

         If to Purchaser:           Ralph Curton
                                    Cabec Energy Corporation
                                    P.O. Box 7027
                                    Dallas, Texas 75209

Any party may change its address for notice by written notice given to the other parties in accordance with this Section.

Signed this 26th day of September 1997.

PURCHASER:
CABEC ENERGY CORP.

By:   /s/ Ralph Curton
   ------------------------------------
   Ralph Curton, President


SELLER:

By:   /s/ Michael John
   ------------------------------------
   Michael John

CORPORATION:

PLASTIC PALLET PRODUCTION, INC.

By:   /s/ Michael John
   ------------------------------------
   Michael John, President


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

SCHEDULE 2.06 - SUBSIDIARIES OF PLASTIC PALLET PRODUCTIONS, INC.

1)       MMP, Inc., a Florida corporation

2)       PPSE, Inc., a Florida corporation

3)       PP Systrans, Inc., a Texas corporation


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

           SCHEDULE 2.18 - BROKERS RETAINED BY CORPORATION AND SELLERS


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

        SCHEDULE 2.20 - PATENTS OWNED BY PLASTIC PALLET PRODUCTION, INC.


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

               SCHEDULE 3.05 - SUBSIDIARIES OF CABEC ENERGY CORP.


1)       Fleur-David Corporation, a Texas corporation

2)       Wyoming Pipe and Tool, Inc., a Wyoming corporation

3)       Cooper Manufacturing Corporation, a Texas corporation

4)       CEC Operating


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

                  SCHEDULE 3.13 - BROKERS RETAINED BY PURCHASER


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

                AMENDMENT TO STOCK EXCHANGE AGREEMENT

         THIS AMENDMENT TO STOCK EXCHANGE AGREEMENT (the "Amendment") is made and entered into this 10th day of December, 1997, by and among Cabec Energy Corp. ("Purchaser"), a Delaware corporation, Michael John, ("Seller"), and Plastic Pallet Production, Inc. (the "Corporation"), a Florida corporation.

         WHEREAS, by that certain Stock Exchange Agreement (the "Agreement") dated to be effective as of December 1, 1997 Seller agreed to sell and convey to Purchaser, upon the terms and conditions therein contained, all of the issued and outstanding stock of the Corporation, which Agreement is fully incorporated herein by reference for all purposes; and

         WHEREAS, the parties hereto desire to amend and modify the Agreement as set forth herein.

         NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties hereby agree as follows:

         1. The Agreement is hereby amended by deleting the first paragraph of said Agreement in its entirety and substituting therefor the following:

                           This Agreement (the "Agreement"), dated as of
                  December 1, 1997, by and among Plastic Pallet Production, Inc., a Florida corporation (the "Corporation"), Michael John ("Seller"), the sole shareholder of the Corporation, and Cabec Energy Corp., a Delaware corporation (the "Purchaser").


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

         2. The Agreement is hereby amended by deleting Section 1.02 in its entirety and substituting therefor the following:

         SECTION 1.02 PURCHASE PRICE AND PAYMENT. In consideration of the sale of the Stock to Purchaser, Purchaser shall deliver to the Seller at the Closing an aggregate of 101,000,000 shares (the "Purchaser Shares") of its Common Stock, $0.10 par value per share ("Purchaser Common Stock").

         3. The Agreement is hereby amended by deleting Section 1.03 in its entirety and substituting therefor the following:

         SECTION 1.03. CLOSING. The exchange of shares contemplated herein (the "Closing") shall take place at the offices of the Corporation on December 10, 1997, or at such other time or place as may be mutually agreed upon by the parties. The date on which the Closing occurs shall be referred to herein as the "Closing Date".

         4. The Agreement is hereby amended by adding the following sentence to the end of Section 2.06:

         Notwithstanding any other provision to the contrary contained herein, the Seller and the Corporation shall be liable for any and all debts, obligations, taxes, and/or any other assessable costs (including, but not limited to, lawsuits, ad valorem taxes, and other matters) related to the Corporation and/or any of the Corporation's subsidiaries up to and through the Closing Date.

         5. The Agreement is hereby amended by deleting the last sentence of Section 2.07 in its entirety and substituting therefor the following:


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         To the best of Seller's and the Corporation's knowledge, the
         Corporation has complied with all laws, regulations, and licensing requirements and has filed with the proper authorities all necessary statements and reports.

         6. The Agreement is hereby amended by deleting Section 3.02 in its entirety and substituting therefor the following:

         SECTION 3.02 CAPITALIZATION. The authorized capital stock of the Purchaser will consist, on the Closing Date, of (i) 200,000,000 shares of common stock, $0.10 par value per share, of which 31,900,321 shares will be issued and outstanding (the "Outstanding Purchaser Stock"), and
         (ii) 20,000,000 shares of preferred stock, par value $0.0001 per share, of which 5,036,607 shares will be issued and outstanding. All of the issued and outstanding shares of capital stock of the Purchaser are duly authorized, validly issued, fully paid, and nonassessable. Except as set forth above, as referenced in Section 5.01 (c), and in the Purchaser's corporate records, there exists no other options, warrants, subscriptions, or other rights to purchase, or securities convertible into or exchangeable for, the capital stock of the Purchaser. The Purchaser is not a party to or bound by, nor does it have any knowledge of, any agreement, instrument, arrangement, contract, obligation, commitment, or understanding of any character, whether written or oral, express or implied, related to the sale, assignment, encumbrance, conveyance, transfer, or delivery of any capital stock of the Purchaser. No shares of capital stock of the Purchaser have been issued or disposed of in violation of the preemptive rights of any of the Purchaser's shareholders.


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

         7. The Agreement is hereby amended by adding the following sentence to the end of Section 3.05:

         Notwithstanding any other provision to the contrary contained herein, the Purchaser and/or its subsidiaries shall be liable for any and all debts, obligations, taxes, and/or any other assessable costs (including, but not limited to, lawsuits, ad valorem taxes, and other matters) related to any of the Purchaser's subsidiaries up to and through the Closing Date.

         8. The Agreement is hereby amended by deleting the last sentence of Section 3.06 in its entirety and substituting therefor the following:

         To the best of the Purchaser's knowledge, the Purchaser has complied with all laws, regulations, and licensing requirements and has filed with the proper authorities all necessary statements and reports.

         9.       The Agreement is hereby amended by deleting Subsection A of
Section 4.01 in its entirety and substituting therefor the following:

                                    A. Seller acknowledges and agrees that on or
                           after the Closing Date, the capital stock or assets of the Purchaser subsidiaries (Fleur-David Corporation, Wyoming Pipe & Tool Corp., Cooper Manufacturing Corporation and any related interest, and CEC Operating Corp. as shown on Schedule 3.05) will be spun off or sold (the format of such spin off or sale shall be at the sole and absolute discretion of the Purchaser) and the proceeds distributed to the shareholders of record of the Outstanding Purchaser Stock and not to the Seller (or his permitted assigns) with


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

                           respect to the Purchaser Shares, and Seller further agrees to authorize and consent to such transactions.

         10. The Agreement, amended hereby, embodies the entire agreement between the parties hereto, supersedes all prior agreements and understandings, if any, relating to the subject matter hereof, and may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

         11. The Agreement and the Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

         12. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and assigns.

         13. This Amendment has been executed in multiple counterparts, each copy of which is deemed to be an original and constitute collectively one document.

         EXECUTED to be effective as of the date first above written.

                                   PURCHASER:

                                   CABEC ENERGY CORP.,
                                   a Delaware corporation

                                   By:        /s/ Ralph Curton, Jr.
                                         ------------------------------------
                                         Ralph Curton, Jr.


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

                                   SELLER:

                                              /s/ Michael John
                                         ------------------------------------
                                         MICHAEL JOHN

                                   CORPORATION:

                                   PLASTIC PALLET PRODUCTION,
                                   a Florida corporation

                                   By:        /s/ Michael John
                                         ------------------------------------
                                         Michael John, President


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